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                                                                      EXHIBIT 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To: Air Products and Chemicals, Inc.:


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated 19 March 1999 on the financial statements of the Air Products and Chemicals, Inc. Retirement Savings and Stock Ownership Plan for the year ended 30 September 1998 and our reports dated 30 October 1998, included or incorporated by reference in Air Products and Chemicals, Inc.'s Form 10-K for the year ended 30 September 1998 and all references to our Firm included in this registration statement.




                                        /s/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
9 November 1999





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